UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 5, 2010

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place	73114
9400 North Broadway, Suite 600 Oklahoma City, OK (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.   Regulation FD Disclosure.

On October 7, 2010 GMX Resources Inc. (the “Company”) will make a presentation (“Presentation”) at approximately 11:15 a.m. Central Time at the Johnson & Rice Co. 2nd Annual Energy Conference in New Orleans, Louisiana. The Presentation has also been made available on the Company’s website at www.gmxresources.com.

The Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is included as Exhibit 99.1 to this report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01.   Other Events.

On October 5, 2010, the Company issued a press release announcing a reduction in its previously announced capital expenditure budget for 2011, revisions to its oil and gas production estimate for the third quarter of 2010, new production guidance for the forth quarter of 2010 and for the 2010 year end, and certain other matters. A copy of the press release is filed as Exhibit 99.2 to this report.

ITEM 9.01   Financial Statements and Exhibits.

Exhibits:

99.1	Company presentation dated October 7, 2010

99.2	Company press release dated October 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ JAMES A. MERRILL
Name:	James A. Merrill
Title:	Chief Financial Officer

Date: October 7, 2010

INDEX TO EXHIBITS

99.1	Company presentation dated October 7, 2010

99.2	Company press release dated October 5, 2010.